UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 7, 2021

Xcel Energy Inc.
(Exact name of registrant as specified in its charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

001-3034			41-0448030
(Commission File Number)			(IRS Employer Identification No.)

414 Nicollet Mall	Minneapolis	Minnesota	55401
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code	612	330-5500

N/A
(Former Name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.50 par value	XEL	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 7, 2021, the Governance, Compensation and Nominating Committee of the Board of Directors of Xcel Energy Inc. (“Xcel Energy”) approved a $1,000,000 restricted stock unit award for Timothy O’Connor, Executive Vice President, Chief Operations Officer, under the Xcel Energy Inc. Amended and Restated 2015 Omnibus Incentive Plan. The award will be granted on January 3, 2022 pursuant to the form of award agreement attached hereto as Exhibit 10.01 and incorporated herein by reference and will vest 60% on February 28, 2023 and 40% on August 31, 2023 if Mr. O’Connor continues to provide service to Xcel Energy as of such dates. The number of units to be awarded to Mr. O’Connor will be determined using the closing price of a share of Xcel Energy common stock on January 3, 2022. The award is granted to Mr. O’Connor to provide consistent leadership and continuity as we continue to meet our fleet transformation goals.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.01	Form of Award Agreement for Retention-Based Restricted Stock Units under the Xcel Energy Inc. Amended and Restated 2015 Omnibus Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xcel Energy Inc.
(a Minnesota corporation)

By: /s/ AMY SCHNEIDER
Name: Amy Schneider
Title: Vice President, Corporate Secretary and Securities

Date: December 10, 2021